EXHIBIT 99.1

                 INTER-TEL ANNOUNCES SECOND QUARTER 2003 RESULTS
           AND 100% INCREASE OF QUARTERLY DIVIDEND TO $0.06 PER SHARE
             SECOND QUARTER SALES OF $95.1 MILLION AND EPS OF $0.28

TEMPE, ARIZONA . . . JULY 21, 2003 . . . INTER-TEL, INCORPORATED (NASDAQ: INTL) today announced operating results for the second quarter and six months ended June 30, 2003. Net sales for the second quarter of 2003 were $95.1 million, compared to net sales of $95.9 million for the second quarter of 2002. Net sales for the six months ended June 30, 2003 were $179.3 million, compared to net sales of $186.0 million for the same period in 2002.

For the quarter ended June 30, 2003, the Company reported net income of $7.3 million ($0.28 per diluted share), an increase of 3.3% compared to net income of $7.0 million ($0.28 per diluted share). Net income for the six months ended June 30, 2003 was $11.9 million ($0.46 per diluted common share), compared to net income of $22.4 million ($0.88 per diluted common share) for the same period in 2002, including an arbitration settlement(i). Excluding the arbitration settlement in 2002, net income for the second quarter of 2002 was $6.9 million ($0.27 per share), and $12.9 million ($0.51 per diluted share) for the six months ended June 30, 2002.

"We are pleased with Inter-Tel's performance and cash generation during the second quarter of 2003, especially during this period of continued difficult economic conditions," noted Steven G. Mihaylo, Inter-Tel's Chairman and CEO. "Inter-Tel's second quarter gross margin increased to 52.8% compared to 50.5% in the second quarter of 2002. This increase reflected the strength of recurring revenues from our existing customer base, cost reductions achieved through process improvements and increases in sales of our software as a component of our system shipments and installations."

Mr. Mihaylo added, "Inter-Tel's cash and short-term investment balances at June 30, 2003 exceeded $137 million. This quarter again reflected continued cash generated from operations, with effective management of our inventory and accounts receivable levels. For the quarter ended June 30, 2003, days sales outstanding were approximately 41 days and inventory turns were approximately 14 times, reflecting our continuous improvement efforts."

Inter-Tel's board of directors also announced today the increase by 100% of Inter-Tel's quarterly dividend from $0.03 per share per quarter (or, an aggregate of $0.12 per share per year) to $0.06 per share per quarter (or, an aggregate of $0.24 per share per year). "We believe the increase to Inter-Tel's dividend is appropriate given our consistent record of generating cash from operations, said Mr. Mihaylo. "We view this dividend increase as one way to reward our shareholders." The increase will be effective beginning the dividend payment made in October 2003 for shareholders of record at September 30, 2003, and will continue in effect unless canceled or revised by the board of directors.

You may access our quarterly earnings results conference call, which is scheduled for July 21, 2003 at 5:30 p.m. (EDT) via the Internet at http://www.inter-tel.com. Select "News & Events" from the top navigation bar. A link to the webcast will be displayed within the "News & Events" section. A replay of the conference call will be available on the Internet until July 21, 2004 at 11:59 p.m. (EDT).

ABOUT INTER-TEL, INCORPORATED

Inter-Tel (Nasdaq: INTL - news) is an Arizona-based corporation. Focused on the small- to medium-sized enterprise, Inter-Tel offers value-driven communications products; applications utilizing networks and server-based communications

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
software; and a wide range of managed services that focus on voice & data network design and traffic provisioning, custom application development, and financial solutions packages that respond to business communications needs. An industry-leading provider, Inter-Tel employs over 1,700 people, and services business customers through a network of more than 50 direct sales offices and over 350 authorized dealers in the United States, United Kingdom and Asia. More information is available at www.inter-tel.com.

----------
(i) Inter-Tel received a gross cash award of $20 million in February 2002 in settlement of a binding arbitration claim. Income taxes, attorney's fees, expert witness costs, arbitration costs and additional costs and expenses, were estimated at $10.6 million in the first quarter of 2002. During the second quarter of 2002, actual after-tax costs incurred in connection with the settlement were $129,000 less than estimated at the time of the settlement. Accordingly, net income from this arbitration totaled approximately $9.5 million ($0.37 per diluted share) in the first six months of 2002, $129,000 higher than previously reported in the first quarter results.

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
                    INTER-TEL, INCORPORATED AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                 Three Months
(in thousands, except per share amounts)                        Ended June 30,          Q2 2002
                                                           -----------------------     Excluding      Q2 2002
                                                              2003          2002       Litigation    LITIGATION
                                                           ----------    ----------    ----------    ----------
NET SALES                                                  $   95,102    $   95,948    $   95,948
   Cost of sales                                               44,852        47,473        47,473
                                                           ----------    ----------    ----------    ----------
 GROSS PROFIT                                                  50,250        48,475        48,475            --
                                                           ----------    ----------    ----------    ----------

   Research & development                                       5,426         4,538         4,538
   Selling, general and administrative                         33,001        32,866        32,866
   Amortization                                                   486           269           269
   Nonrecurring charge                                             --            --            --
                                                           ----------    ----------    ----------    ----------
                                                               38,913        37,673        37,673            --
                                                           ----------    ----------    ----------    ----------

OPERATING INCOME                                               11,337        10,802        10,802            --

   Litigation settlement (net of costs except for taxes)           --           214            --           214
   Interest and other income                                      432           513           513            --
   Write-down of investment in Inter-Tel.NET/Vianet                --          (600)         (600)           --
   Foreign currency transaction gains (losses)                     26           284           284            --
   Interest expense                                               (71)          (46)          (46)           --
                                                           ----------    ----------    ----------    ----------

INCOME BEFORE INCOME TAXES                                     11,724        11,167        10,953           214
INCOME TAXES                                                    4,455         4,132         4,047            85
                                                           ----------    ----------    ----------    ----------

NET INCOME                                                 $    7,269    $    7,035    $    6,906    $      129
                                                           ==========    ==========    ==========    ==========

NET INCOME PER SHARE--BASIC                                $     0.29    $     0.29    $     0.28    $     0.01
                                                           ==========    ==========    ==========    ==========

NET INCOME PER SHARE--DILUTED                              $     0.28    $     0.28    $     0.27    $     0.01
                                                           ==========    ==========    ==========    ==========
Average number of common
   shares outstanding -- Basic                                 24,947        24,270        24,270        24,270
                                                           ==========    ==========    ==========    ==========
Average number of common
   shares outstanding -- Diluted                               25,970        25,562        25,562        25,562
                                                           ==========    ==========    ==========    ==========

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
                    INTER-TEL, INCORPORATED AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                  Six Months             2002           YTD
(in thousands, except per share amounts)                        Ended June 30,         Excluding        2002
                                                           ----------    ----------    ----------    ----------
                                                              2003          2002       Litigation    LITIGATION
                                                           ----------    ----------    ----------    ----------
NET SALES                                                  $  179,271    $  186,017    $  186,017    $        0
   Cost of sales                                               84,947        92,489        92,489            --
                                                           ----------    ----------    ----------    ----------
 GROSS PROFIT                                                  94,324        93,528        93,528            --
                                                           ----------    ----------    ----------    ----------

   Research & development                                      10,660         8,855         8,855            --
   Selling, general and administrative                         64,247        63,523        63,523            --
   Amortization                                                   914           526           526
   Nonrecurring charge                                             --            --            --
                                                           ----------    ----------    ----------    ----------
                                                               75,821        72,904        72,904            --
                                                           ----------    ----------    ----------    ----------

OPERATING INCOME                                               18,503        20,624        20,624            --

   Litigation settlement (net of costs except for taxes)           --        15,516            --        15,516
   Interest and other, net                                        875           953           953            --
   Write-down of investment in Inter-Tel.NET/Vianet                --        (1,200)       (1,200)           --
   Foreign currency transaction gains (losses)                    (14)          200           200            --
   Interest expense                                              (103)          (80)          (80)           --
                                                           ----------    ----------    ----------    ----------

INCOME BEFORE INCOME TAXES                                     19,261        36,013        20,497        15,516
INCOME TAXES                                                    7,320        13,583         7,559         6,024
                                                           ----------    ----------    ----------    ----------

NET INCOME                                                 $   11,941    $   22,430    $   12,938    $    9,492
                                                           ==========    ==========    ==========    ==========

NET INCOME PER SHARE--BASIC                                $     0.48    $     0.93    $     0.53    $     0.39
                                                           ==========    ==========    ==========    ==========

NET INCOME PER SHARE--DILUTED                              $     0.46    $     0.88    $     0.51    $     0.37
                                                           ==========    ==========    ==========    ==========
Average number of common
   shares outstanding -- Basic                                 24,934        24,225        24,225        24,225
                                                           ==========    ==========    ==========    ==========
Average number of common
   shares outstanding -- Diluted                               26,004        25,556        25,556        25,556
                                                           ==========    ==========    ==========    ==========

OTHER SELECTED FINANCIAL DATA

(in millions, except DSO and                                June 30,     March 31,    December 31,
  Inventory turn amounts)                                     2003         2003          2002
                                                           ----------    ----------    ----------
   Cash and short-term investments                         $    137.0    $    131.6    $    125.8
   Accounts receivable - net                                     42.5          37.7          42.6
   Inventory                                                     12.8          11.4          11.3
   DSO (based on 90 days sales)                                  40.2          40.3          38.8
   DSO (based on trailing 12 mo. sales)                          40.8          36.1          40.2

                                                            June 30,      March 31,     June 30,
                                                              2003          2003          2002
                                                           ----------    ----------    ----------
   Depreciation and amortization:
     For the six months ended June 30, respectively        $      4.6                  $      4.3
     For the quarter ended                                        2.3           2.3           2.2
   Capital Expenditures:
     For the six months ended June 30, respectively               2.1                         2.8
     For the quarter ended                                        1.2           0.8           1.3

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